UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RITE AID CORPORATION

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

On May 26, 2020, Rite Aid Corporation (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission. Due to a clerical error, the Director Compensation Table for Fiscal Year 2020 on page 26 of the Proxy Statement omitted information in the column entitled “Total,” which represents the sum of the preceding columns. In all other respects, the table and related footnotes were correct as filed. This Amendment is being filed to provide the omitted information. The corrected table appears below with the footnotes that were provided with the original table. Except as described herein, this Amendment does not modify or update any disclosures presented in the Proxy Statement. In addition, this Amendment does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2020

The following Director Compensation Table sets forth fees, awards, and other compensation paid to or earned by our non-management directors who served during the fiscal year ended February 29, 2020:

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Elizabeth ‘Busy’ Burr	79,750	119,966					199,716
Bruce G. Bodaken	200,000	119,966	—	—	—	—	319,966
Robert E. Knowling, Jr.	110,000	119,966	—	—	—	—	229,966
Kevin E. Lofton	110,000	119,966	—	—	—	—	229,966
Louis P. Miramontes	120,000	119,966	—	—	—	—	239,966
Arun Nayar	110,000	119,966	—	—	—	—	229,966
Katherine B. Quinn	72,500	119,966					192,466
Marcy Syms	100,000	119,966	—	—	—	—	219,966
Joseph B. Anderson, Jr.(3)	27,750	—	—	—	—	—	27,750
Michael N. Regan(3)	30,525	—	—	—	—	—	30,525

(1)	Represents the grant date fair value of stock awards granted in fiscal year 2020 in accordance with Financial Accounting Standards Board (“FASB”) Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 17 to our financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2020, filed with the SEC on April 27, 2020. Delivery of the shares underlying the stock awards is deferred until the directors’ separation from services.

(2)	The number of unvested restricted stock awards outstanding as of February 29, 2020 for each director is detailed in the table below.

Name	Grant Date	Number of Stock Awards (#)
Elizabeth ‘Busy’ Burr		—
Bruce G. Bodaken	July 17, 2017	259
Kevin E. Lofton	July 17, 2017	259
Louis P. Miramontes		—
Katherine B. Quinn		—
Marcy Syms	July 17, 2017	259
Joseph B. Anderson, Jr.		—
Michael N. Regan		—

(3)	Each of Mr. Anderson and Mr. Regan served as a member of the Board through April 10, 2019. Upon their separation from the Board, each of Mr. Anderson and Mr. Regan became vested in 259 shares of our stock remaining from the grant of RSUs made on July 17, 2017.